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                                                                      Exhibit 11

                            [Dechert LLP letterhead]

April 18, 2005

The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to The MainStay Funds, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of all or substantially all the assets of the MainStay Blue Chip Growth Fund, a series of the Trust (the "Blue Chip Fund"), to MainStay Large Cap Growth Fund, a series of the Trust (the "Large Cap Fund"), in exchange for the issuance of shares of beneficial interest of the Large Cap Fund, par value $0.01 per share (the "Shares"), and the assumption of the Blue Chip Fund's liabilities by Large Cap Fund pursuant to the proposed reorganizations as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the "Agreement") by the Trust, on behalf of the Large Cap Fund, and the Trust, on behalf of the Blue Chip Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the Agreement; the Declaration of Trust of the Trust dated January 9, 1986, as amended; and the Amended and Restated By-Laws of the Trust dated December 31, 1994, as amended (the "By-Laws"). In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated April 14, 2005 with respect to the Trust. We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the
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The MainStay Funds
April 18, 2005
Page 2


items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Dechert LLP